EXHIBIT 10(iii)(A)(4)

On September 1, 1997, Alex. Brown Incorporated was acquired by
Bankers Trust New York Corporation (the "Corporation") and the
Corporation assumed the obligations under the following Plan.

ALEX. BROWN INCORPORATED 1991 EQUITY INCENTIVE PLAN

Section I.  Purpose

The purpose of the Alex. Brown Incorporated 1991 Equity Incentive Plan (the "Plan") is to attract and retain key employees, to provide an incentive for them to assist the Company achieve long-range performance goals, and to enable such key employees to participate in the long-term growth of the Company.

Section 2.  Definitions

"Affiliate" means any business entity in which the Company owns directly or indirectly 50% or more of the total combined voting power or has a significant financial interest as determined by the Committee.

"Award" means any Option, Stock Appreciation Right, Performance
Share, Restricted Stock, Other Stock-Based Award or Stock Unit awarded under the Plan.

"Board" means the Board of Directors of the Company.

"Code" means the Internal Revenue Code of 1986, as amended from time to time and any successor to such Code.

"Committee" means a committee of not less than three members of the Board appointed by the Board to administer the Plan, each of whom is a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, or any successor provision, as applicable to the Plan at the time of determination.

"Common Stock" or "Stock" means the Common Stock, $.10 par value, of the Company.

"Company" means Alex.  Brown Incorporated.

"Designated Beneficiary" means the beneficiary designated by a Participant, in a manner and to the extent determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

"Fair Market Value" means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

"Incentive Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 which is intended to meet the requirements of Section 422 of the Code or any successor provision.

"Nonstatutory Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 which is not intended to be an Incentive Stock Option.

"Option" means an Incentive Stock Option or a Nonstatutory Stock
Option.

"Other Stock-Based Award" means Awards, other than Options, Stock
Appreciation Rights, Performance Shares, Restricted Stock or
Stock Units, having a Common Stock element and awarded to a Participant under Section 10.

"Participant" means a person selected by the Committee to receive an Award under the Plan.

"Performance Cycle" or "Cycle" means the period of time selected by the Committee during which performance is measured for the purpose of determining the extent to which an award of Performance Shares, or any other Award requiring measurement of performance, has been earned.

"Performance Shares" mean shares of Common Stock which may be earned by the achievement of performance goals awarded to a Participant under Section 8.

"Reporting Person" means a person subject to Section 16 of the Securities Exchange Act of 1934 or any successor provision.

"Restricted Period" means the period during which any Award may be forfeited to the Company pursuant to the terms and conditions of such Award.

"Restricted Stock" means shares of Common Stock subject to forfeiture awarded to a Participant under Section 9.

"Stock Appreciation Right" or "SAR" means a right to receive any excess in value of shares of Common Stock over the exercise price awarded to a Participant under Section 7.

"Stock Unit" means an award of Common Stock or units that are valued in whole or in part by reference to, or otherwise based on, the value of Common Stock, awarded to a Participant under
Section 11.


Section 3.  Administration

The Plan shall be administered by the Committee. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Committee's decisions shall be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for the group and a maximum for any one Participant.

Section 4.  Eligibility

All employees of the Company or any Affiliate capable, in the sole judgment of the Committee, of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan. Incentive Stock Options may be awarded only to persons eligible to receive such Options under the Code.

Section 5.  Stock Available for Awards

(a) Subject to adjustment under subsection (b), Awards may be made under the Plan in each calendar year during any part of which the Plan is effective in respect of a maximum of seven and one-half percent (7.5%) of the total shares of Common Stock outstanding on the first day of such year, provided that the maximum number of shares of Common Stock in respect of which Awards may be granted for 1991 is 350,000. If any Award in respect of shares of Common Stock expires or is terminated unexercised or is forfeited for any reason or settled in a manner that results in fewer shares outstanding than were initially awarded, including without limitation the surrender of shares in payment of the Award or any tax obligation thereon, the shares subject to such Award, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan. Common Stock issued through the assumption or substitution of outstanding grants from any acquired company shall not reduce the shares available for Awards under the Plan.

(b) In the event that the Committee determines that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee, subject, in the case of Incentive Stock Options, to any limitation required under the Code, shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Committee may make provisions for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

(c) Notwithstanding any other provision of the Plan, no more than 1,000,000 shares of Common Stock shall be cumulatively available for the award of Incentive Stock Options; provided that to the extent an Incentive Stock Option expires or is terminated unexercised or is forfeited for any reason the shares which were subject to such option may again be awarded as Incentive Stock Options.

Section 6.  Stock Options

(a) Subject to the provisions of the Plan, the Committee may award Incentive Stock Options and Nonstatutory Stock Options and determine the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with Section 422 of the Code, or any successor provision, and any regulations thereunder.

(b) The Committee shall establish the option price at the time each Option is awarded, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of award with respect to Incentive Stock Options and not less than 50% of the Fair Market Value of the Common Stock on the date of award with respect to Nonstatutory Stock Options.

(c) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Award or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(d) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent permitted by the Committee at or after the award of the Option, by delivery of a note or shares of Common Stock owned by the optionee, including Restricted Stock valued at its Fair Market Value on the date of delivery, or such other lawful consideration as the Committee may determine.

(e) The Committee may provide for the automatic award of an Option upon the delivery of shares to the Company in payment of an Option for up to the number of shares so delivered.


Section 7.  Stock Appreciation Rights

(a) Subject to the provisions of the Plan, the Committee may award SARs in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option. SARs in tandem with an Option shall terminate to the extent that the tandem Option is exercised. SARs shall have an exercise price of not less than 50% of the Fair Market Value of the Common Stock on the date of award, or in the case of SARs in tandem with Options, the exercise price of the related Option.

(b) An SAR related to an Option which can only be exercised during limited periods following a change in control of the Company, may entitle the Participant to receive an amount based upon the highest price paid or offered for Common Stock in any transaction relating to the change in control or paid during the thirty-day period immediately preceding the occurrence of the change in control in any transaction reported in the market in which the Common Stock is normally traded.

Section 8.  Performance Shares

(a) Subject to the provisions of the Plan, the Committee may award Performance Shares and determine the number of such shares for each Performance Cycle and the duration of each Performance Cycle. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other. The payment value of Performance Shares shall be equal to the Fair Market Value of the Common Stock on the date the Performance Shares are earned or, in the discretion of the Committee, on the date the Committee determines that the Performance Shares have been earned.

(b) The Committee shall establish performance goals for each Cycle, for the purposes of determining the extent to which Performance Shares awarded for such Cycle are earned and of accomplishing such objectives the Committee may from time to time select. During any Cycle, the Committee may adjust the performance goals for such Cycle as it deems equitable in recognition of unusual or nonrecurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

(c) As soon as practicable after the end of a Performance Cycle, the Committee shall determine the number of Performance Shares which have been earned on the basis of performance in relation to the established performance goals. The payment values of earned Performance shares shall be distributed to the Participant or, if the Participant has died, to the participant's Designated Beneficiary, as soon as practicable thereafter. The Committee shall determine, at or after the time of award, whether payment values will be settled in whole or in part in cash or other property, including Common Stock or Awards.

Section 9.  Restricted Stock

(a) Subject to the provisions of the Plan, the Committee may award shares of Restricted Stock and determine the duration of the Restricted Period, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of Restricted Stock shall be issued for no cash consideration or such minimum consideration as may be required by applicable law.

(b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if Participant has died, to the Participant's Designated Beneficiary.

Section 10.  Other Stock-Based Awards

(a) Subject to the provisions of the Plan, the Committee may make other awards of Common Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, Common Stock, including, without limitation, convertible preferred stock, convertible debentures, exchangeable securities and Common Stock awards or options. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with Options, SARs, Performance Shares, Restricted Stock or Stock Units granted under the Plan and/or cash awards made outside of the Plan.

(b) The Committee may establish performance goals, which may be based on performance goals related to book value, subsidiary performance or such other criteria as the Committee may establish, Restricted Periods, Performance Cycles, conversion prices (provided no conversion price shall be less than 50% of the Fair Market Value of the Common Stock on the date of award of any Other Stock-Based Award), maturities and security, if any, for any Other Stock-Based Award. Other Stock-Based Awards may be sold to Participants at the face value thereof or any discount therefrom (up to 50%) or awarded for no consideration or minimum consideration as may be required by applicable law.


Section 11.  Stock Units

(a) Subject to the provisions of the Plan, the Committee may award Stock Units subject to such terms, restrictions, conditions, performance goals, Restricted Periods, vesting requirements and payment rules as the Committee shall determine.

(b)  Shares of Common Stock awarded in connection with a Stock
Unit Award shall be issued for no cash consideration or such minimum consideration as may be required by applicable law.

Section 12.  General Provisions Applicable to Awards

(a) Transferability of Awards and Holding Period. No Participant shall have the right to assign any Award or the right to receive any Award or any other right or interest under the Plan, contingent or otherwise, or to cause or permit any encumbrance, pledge or charge of any nature to be imposed on any such Award or right to receive any Award or any such right or interest other than by will or the laws of descent and distribution. Awards shall be exercisable or convertible (as the case may be) during the Participant's lifetime only by the Participant or the Participant's guardian or legal representative.

(b) Documentation. Each Award under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles.

(c) Committee Discretion. Each type of Award may be made alone, in addition to or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter.

(d) Settlement. The Committee shall determine whether Awards are settled in whole or in part in cash, Common Stock, other securities of the Company, Awards or other property. The Committee may permit a Participant to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts denominated in cash and dividend equivalents on amounts denominated in Common Stock.

(e) Dividends and Cash Awards. In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest, and (ii) cash payments in lieu of or in addition to an Award.

(f) Termination of Employment. The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

(g) Change in Control. In order to preserve a Participant's rights under an Award in the event of a change in control of the Company, the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award,
(ii) provide for the purchase of the Award upon the Participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company.

(h) Loans. The Committee may authorize the making of loans or cash payments to Participants in connection with any Award under the Plan, which may be secured by any security, including Common Stock, underlying or related to such Award (provided that such Loan shall not exceed the Fair Market Value of the security subject to such Award), and which may be forgiven upon such terms and conditions as the Committee may establish at the time of such loan or at any time thereafter.

(i) Withholding. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Committee's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

(j) Foreign Nationals. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable laws.

(k) Amendment of Award. The Committee may amend, modify or terminate any outstanding Award, including, without limitation, substituting therefor another Award of the same or a different type, changing the option price, date of exercise or realization, modifying performance goals, Restricted Periods, Performance Cycles, or vesting requirements, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant's interest in the Award.

Section 13.  Miscellaneous

(a) No Right to Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom Common Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the applicable Award.

(c) Effective Date. Subject to the approval of the shareholders of the Company, the Plan shall be effective as of January 10, 1991. Prior to such approval, Awards may be made under the Plan expressly subject to such approval.

(d) Term of Plan. No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the date of stockholder approval, but Awards granted prior to such tenth anniversary may extend beyond that date.

(e) Applicability to Other Plans. Subject to stockholder approval of the Plan, no further stock options shall be granted under the Alex. Brown Incorporated 1986, 1987 and 1990 Stock Option Plans and no further restricted stock grants shall be made under the Alex. Brown Incorporated 1987 Restricted Stock Plan. Existing and outstanding stock options and restricted stock awards under such plans shall remain in effect pursuant to the terms of the agreements governing such options and grants and shall continue to be governed by such plans to the extent applicable.

(f) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement, including any requirement for exemptive relief under Section 16(b) of the Securities Exchange Act of 1934, or any successor provision.

(g) Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the State of Maryland.

Federal Income Tax Consequences of the Alex. Brown Incorporated
1991 Equity Incentive Plan as Proposed to be Amended

Incentive Stock Options. An optionee will not recognize taxable income upon the grant or exercise of an ISO under the 1991 Equity Incentive Plan. If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant or within one year from the transfer of such shares to the optionee, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss and (b) no deduction will be allowed to the Company for Federal income tax purposes. The exercise of ISOs will give rise to a positive adjustment to alternative minimum taxable income that may result in alternative minimum tax liability for the optionee. If an SAR is granted with respect to an outstanding ISO, the ISO may be disqualified and converted to a nonstatutory stock option.

If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition") generally (a) the optionee will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof, and (b) the Company will be entitled to deduct such amount, subject to applicable withholding requirements. Any further gain realized will be taxed as short-term or long-term capital gain and will not result in any deduction by the Company. Special rules apply where the optionee is subject to Section 16(b) of the Exchange Act or where all or a portion of the exercise price of the ISO is paid by tendering shares of Common Stock. A disqualifying disposition will reverse the alternative minimum taxable income adjustment associated with the exercise of the ISO.

Nonstatutory Stock Options. No income is recognized by the optionee at the time the option is granted. Generally, (a) at exercise, ordinary income is recognized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount, subject to applicable withholding requirements, and (b) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held.

Generally, persons subject to Section 16(b) of the Exchange Act are not taxed until the later of (i) six months after grant of the option or (ii) exercise of the option, with the excess of the fair market value of the stock at such time over the option price being taxed as ordinary income; the holding period for determining whether subsequent gain or loss will be a short-term or long-term capital gain or loss begins at the time of ordinary income recognition.

However, if exercise occurs within six months of the date of grant of the option, an optionee may elect under Section 83(b) of the Code, within 30 days after exercise, to be taxed at the time of exercise, in which case his or her holding period for capital-gain purposes will begin upon exercise.

Stock Appreciation Rights. A grantee will not recognize taxable income upon the grant of an SAR. On the exercise of an SAR, in general, (a) any cash received and the fair market value on the exercise date of any shares received will constitute ordinary income to the grantee at the time of exercise, and (b) the Company will be entitled to deduct such amount, subject to applicable withholding requirements. If a grantee who is subject to the restrictions of Section 16(b) of the Exchange Act receives shares by reason of the exercise of an SAR, (other than SARs subject to certain limitations specified in Rule 16b-3 under the Exchange Act), compensation income is recognized at the time of the lapse of such restrictions (but no later than six months after exercise) with the amount measured by the fair market value of the shares at that time unless the grantee elects under
Section 83(b) of the Code, within 30 days after exercise, to be taxed at the time of exercise.

Performance Shares. The fair market value of any shares received as payment in respect of performance shares, less any amount paid by the grantee, will constitute ordinary income to the grantee in the year in which paid, and the Company will generally be entitled to deduct such amount, subject to applicable withholding requirements.

Restricted Stock. A grantee normally will not recognize taxable income upon a grant of restricted stock, and the Company will not be entitled to a deduction, until termination of the restrictions. Upon termination of the restrictions, in general,
(a) the grantee will recognize ordinary income in an amount equal to the fair market value of the shares at that time less any amount paid by the grantee, and (b) the Company will be entitled to deduct such amount, subject to applicable withholding requirements. However, if a grantee elects under Section 83(b) of the Code, within 30 days after receipt of the stock, the grantee's recognition of income and the Companys deduction is determined at the time the restricted stock is granted.

Stock Units. In general, (a) the grantee must recognize ordinary income equal to the fair market value of the shares received in connection with a stock unit award, less any amount paid by the grantee, at the time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier, and (b) the Company will be entitled to a deduction in the same amount and at the same time as the grantee recognizes income. However, a grantee may elect under Section 83(b) of the Code, within 30 days after receipt of the shares, to be taxed at the time of receipt of the shares, in which case the grantee's recognition of income and the Company's deduction is determined at the time the shares are received.

Other Stock-Based Awards. In general, (a) the grantee must recognize ordinary income equal to the amount of any cash received and the fair market value of any shares or other property received in connection with other stock-based awards, less any amount paid by the grantee, at the time of receipt, in the case of cash, and, in the case of shares or other property, at the time that such shares or other property become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier, and (b) the Company will be entitled to a deduction in the same amount and at the same time that the grantee recognizes income. However, a grantee may elect under Section 83(b) of the Code, within 30 days after receipt of the shares or other property, to be taxed at the time of receipt, in which case the grantee's recognition of income and the Company's deduction will be determined at the time the shares or other property are received.

An employee will not recognize taxable income or loss upon the conversion of debentures into shares of the Company's Common Stock. The employee's tax basis in the shares will be equal to the tax basis of the debentures converted for such shares and the holding period of the shares will include the holding period of the debentures. The employee will have capital gain or loss upon the sale, of the shares acquired pursuant to the conversion of the debentures. The Company will have no tax deduction relating to the conversion of debentures or any subsequent sale of the shares of the Company's Common Stock.

Loan Forgiveness. An employee will have ordinary income upon forgiveness of a loan, or any portion thereof, and the Company will generally be entitled to a deduction equal to the income recognized by the employee, subject to applicable withholding requirements.